Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report on Form 10-K of R.H. Donnelley Inc. for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of R.H. Donnelley Inc. as of the dates and for the periods expressed in the Report.

/s/ David C. Swanson	/s/ Steven M. Blondy

David C. Swanson	Steven M. Blondy
Chairman and Chief Executive Officer	Executive Vice President, Chief
Financial Officer and Director
March 28, 2007	March 28, 2007
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

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